UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 14, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of principal executive offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment Letter

On November 14, 2016, Meda AB (publ) (“Meda”), a subsidiary of Mylan N.V. (the “Company”), entered into the Amendment Letter (the “Amendment”) to the Facilities Agreement dated as of December 17, 2014, as amended by the Amendment Letter dated as of October 29, 2015 and the Amendment and Waiver Letter dated as of August 30, 2016 (as further amended by the Amendment, the “Facilities Agreement”), among Meda, as borrower, certain lenders party thereto and Danske Bank A/S, as agent (“Danske”). The Amendment removes the covenant requiring Meda to deliver its consolidated quarterly and annual financial statements to Danske.

Certain lenders under the Facilities Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company and Meda, for which they received or will receive customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information of the Company for the nine months ended September 30, 2016 and the year ended December 31, 2015 is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 9.01.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information for the nine months ended September 30, 2016 and the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: November 14, 2016	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Information for the nine months ended September 30, 2016 and the year ended December 31, 2015.